UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2015

Z Trim Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Illinois	001-32134	36-4197173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Campus Drive
Mundelein, Illinois 60060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 549-6028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 8, 2015, Z Trim Holdings, Inc.  (the “Company”),  entered into agreements to sell an aggregate of 260,000 units to eight (8) accredited investors at a price per unit of $4.00 (the “Units”) with each Unit consisting of (i) one (1) share of 12.5% Redeemable Convertible Preferred Stock (the “Preferred Shares”) and (ii) one (1) warrant (the “Initial Warrant”), representing 75% warrant coverage, to acquire 8.56 shares of the Company’s common stock, par value, $0.00005 per share (“Common Stock”), at an exercise price of $0.64 per share, for aggregate cash proceeds of $1,040,000 pursuant to separate purchase agreements entered into with each investor (the “Securities Purchase Agreements”).  In addition, the Company agreed to issue to each of the investors in the first round of financing an  additional warrant for each Unit acquired (the “Additional Warrant” and together with the Initial Warrant, the “Warrants”) to acquire 3.64 shares of the Company’s Common Stock at an exercise price of $0.64 per share.  The Additional Warrants issued in the initial closing of 260,000 Units are exercisable for an aggregate of 946,400 shares of the Company’s Common Stock. The Warrants expire on the fifth anniversary of their issuance, may be exercised on a cashless basis, are subject to full ratchet price anti-dilution protection and entitled to registration rights as set forth below.

 In addition to the foregoing, the members of the Company’s Board of Directors agreed to receive an aggregate of 96,589 Units (representing one (1) Unit for every $4.00 of debt exchanged), 826,806 Initial Warrants and 351,586 Additional Warrants in exchange for previously issued convertible notes (including principal and accrued and unpaid interest) (the “Notes”) held by the directors or affiliated entities as follows: (i) 71,211 Units, 609,566 Initial Warrants and 259,208 Additional Warrants were issued to Edward B. Smith, III, the Company’s Chief Executive Officer, in exchange for an aggregate of $284,844 of notes, (ii) 10,084 Units, 86,317 Initial Warrants and 36,705 Additional Warrants were issued to Morris Garfinkle in exchange for $40,0332 of notes; (iii) 5,211 Units, 44,606 Initial Warrants and 18,968 Additional Warrants were issued to each of Mark Hershhorn and Brian Israel in exchange for an aggregate of $20,844 of notes, respectively; and (v) 4,873 Units, 41,712 Initial Warrants and 17,737 Additional Warrants were issued to CKS Warehouse, an entity in which Mr. Hershhorn owns a controlling interest, in exchange for an aggregate of $19,491of principal and interest on notes.

The Company intends to use the net proceeds of the above-described offering (the “Offering”) for working capital and general corporate purposes, including without limitation, to repay certain loans. The Offering is part of a private placement offering in which the Company offered for sale on a “best efforts–all or none” basis up to 250,000 units (gross proceeds of $1,000,000, including the principal amount of bridge notes exchanged for Units, and on a “best efforts” basis the remaining 4,750,000 units for a maximum of 5,000,000 units (gross proceeds of $20,000,000).   The Offering will be open for a period terminating on January 31, 2015 and may be extended for an additional 60 days or greater at the election of the Company.

On January 14, 2015, the Company submitted for filing a Statement of Resolution Establishing the Preferred Shares with the Secretary of State of the State of Illinois setting forth the rights and preferences of the Preferred Shares. A summary of material provisions of the Preferred Shares as set forth in the Statement of Resolution Establishing the Preferred Shares is set forth in Item 5.03 below.

The foregoing descriptions of the Offering of the Units, Preferred Shares, the Warrants, and the terms of the Securities Purchase Agreement are qualified in their entirety by reference to the full text of the Statement of Resolution Establishing the Preferred Shares, the Warrants, and the Securities Purchase Agreement copies of which are filed as Exhibits 3.1, 4.1, 4.2 and 10.1 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The 260,000 Units and related Preferred Shares, Warrants and shares of Common Stock underlying the Preferred Shares and Warrants to be sold in the Offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and will be sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

The exchange of the Notes and the accrued interest owed to such holders will be made in reliance on Section 3(a)(9) of the Securities Act.

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 8, 2015, Edward B. Smith, III, a member of the Board of Directors was appointed as the Chief Executive Officer of the Company. Mr.  Morris Garfinkle was appointed to serve as Chairman of the Board of Directors. Mr. Steven J. Cohen will assume the role of Managing Director of Communications and Planning and remain as a director.

Since January 1, 2015, Mr. Smith, age 39, has been the Managing Member of Aristar Capital Management, LLC, a New York-based investment firm and the Company’s controlling stockholder.  From April 2005 through December 2014, Mr. Smith was the Managing Partner of Brightline Capital Management, LLC (“BCM”), a New York-based investment firm founded in 2005. Prior to founding BCM, Mr. Smith worked at Gracie Capital from 2004-2005, GTCR Golder Rauner from 1999-2001 and Credit Suisse First Boston from 1997-1999. Mr. Smith holds a Bachelor of Arts in Social Studies from Harvard College and a Masters in Business Administration from Harvard Business School. Mr. Smith is also a director of Heat Biologics, Inc. (NASDAQ: HTBX), a development stage biopharmaceutical company that focuses on the development and commercialization of novel allogeneic off-the-shelf cellular therapeutic vaccines for a range of cancers and infectious diseases.

The Company issued a press release on January 14, 2015 announcing the foregoing appointments, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On January 14, 2015, the Company submitted for filing a Statement of Resolution Establishing the Preferred Shares with the Secretary of State of the State of Illinois setting forth the rights and preferences of the Preferred Shares. The following is a summary of material provisions of the Preferred Shares as set forth in the Certificate of Designations.

Dividends

The Preferred Shares accrue dividends at the rate per annum equal to 12.5% of the sum of (i) the Stated Value (which initially is $4.00) and (ii) the amount of accrued and unpaid dividends payable.  Accrued dividends are payable on the Maturity Date (as defined below) in cash or shares of Common Stock at the option of the holder.

Conversion

Subject to adjustment, each Preferred Share is currently convertible at the option of the holder into one share of Common Stock.  Each Preferred Share (together with any accrued but unpaid dividends thereon) is convertible into shares of Common Stock at the option of the holder at any time at a conversion price per share equal to the sum of the Stated Value and any accrued but unpaid dividends thereon through the date of redemption divided by the conversion price, subject to adjustment as described below. The initial conversion price shall be equal to $0.35.  At any time the closing bid price of the Common Stock exceeds $1.75 (subject to adjustment) for five consecutive trading days, the Company may cause the conversion of the Preferred Shares, plus accrued but unpaid dividends  into shares of Common Stock (the “Call Provision”). If the Call Provision is exercised, holders will be entitled to all of the dividends they would have received as if they had converted on the date of redemption (discussed below). In addition, if a holder elects to convert their Preferred Shares, the holder will receive upon conversion a number of shares of Common Stock equal to the number of shares of Common Stock the holder would have received had they also received all of the dividends (without duplication) payable to them through the Redemption Date.

Redemption

Unless the Preferred Shares are earlier converted, the Company has the right to redeem the Preferred Shares for a cash payment equal to the Stated Value plus accrued and unpaid dividends on the Maturity Date which is the earlier of (i) the date that is three years from the last closing of the Preferred Shares, or (ii) the date of the Company’s consummation of a merger, combination or sale of substantially all of the Company’s assets or purchase by one or a group of related person of more than 50% of the outstanding voting stock of the Company.

Liquidation

In the event of a liquidation, dissolution or winding up of the Company and other liquidation events as defined in the Statement of Resolution Establishing Series, holders of Preferred Shares are entitled to receive from proceeds remaining after distribution to the Company’s creditors and prior to the distribution to holders of Common Stock or any other class of preferred stock the (i) Stated Value (as adjusted for any stock splits, stock dividends, reorganizations, recapitalizations and the like) held by such holder and (ii) all accrued but unpaid dividends on such shares.

Anti-Dilution

The Preferred Shares are entitled to full ratchet anti-dilution protection under certain circumstances specified in the Statement of Resolution Establishing Series.

Voting

Except as otherwise required by law and except as set forth below, holders of Preferred Shares will not have the right to vote.

Protective Provisions

So long as at least fifty percent (50%) of the Preferred Shares that are issued in the Offering are outstanding, the Company will need the approval of a majority of the outstanding Preferred Shares to take certain actions including: (i) repayment, repurchase of acquisition of any equity other than the exercise of the Redemption right and payment of dividends on the Preferred Shares; (ii) amend its articles of incorporation or bylaws so as to adversely affect the rights of the Preferred Shares; (iii) engage in certain a transactions with any officer, director, employee of affiliate of the Company; (iv) consummate a Change of Control as defined in the Statement of Resolution Establishing Series; (v) create and issue a new series of preferred stock senior to the Preferred Shares in terms of voting or liquidation preference; or (vi) enter into any agreement with respect to any of the foregoing.

Registration Rights

Pursuant to the terms of the Stock Purchase Agreement the holders of the Preferred Shares and Initial Warrants and Additional Warrants are entitled to up to one (1) demand registration right at the request of the holders of no less than fifty percent (50%) of the Preferred Shares and piggyback registration rights for a period of six months from the closing.

Board of Directors

Any single investor or group of investors who invest in excess of $5,000,000 in the Offering and acquire at least fifty percent (50%) of the Preferred Shares in the Offering shall have the right to appoint one director to the Company’s Board of Directors so long as the investor holds in excess of fifty percent (50%) of the total outstanding Preferred Shares and the outstanding Preferred Shares represent at least twenty percent (20%0) of the fully diluted ownership of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

3.1	Statement of Resolution Establishing the Preferred Shares

4.1	Form of Initial Warrant

4.2	Form of Additional Warrant

10.1	Form of Securities Purchase Agreement between the Company and the Investors

99.1	Press release of Z Trim Holdings, Inc. issued on January 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2015	Z Trim Holdings, Inc.

By: /s/ Edward B. Smith, III
Edward B. Smith, III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Statement of Resolution Establishing the Preferred Shares

4.1	Form of Initial Warrant

4.2	Form of Additional Warrant

10.1	Form of Securities Purchase Agreement between the Company and the Investors

99.1	Press release of Z Trim Holdings, Inc. issued on January 14, 2015